SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

CORAUTUS GENETICS INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Mansell Court
Suite 100
Roswell, Georgia 30076
(Address of principal executive offices, including zip code)

(404) 526-6200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On December 8, 2006, Corautus Genetics Inc. (the “Company”) received notification from The Nasdaq Stock Market (“Nasdaq”) that its common stock would be delisted from Nasdaq on December 19, 2006 unless the Company requests an appeal no later than December 15, 2006.  In its notification to the Company, Nasdaq stated that it believes the Company is not currently engaged in active business operations and is therefore a “public shell,” which, in Nasdaq’s determination, could be detrimental to the interests of the investing public.  Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event that occurs that in the opinion of Nasdaq makes inclusion of the securities in Nasdaq inadvisable or unwarranted, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq.

          The Company intends to appeal the Staff’s determination to delist the Company’s securities to a Nasdaq Listing Qualifications Panel (the “Panel”).  The Company’s common stock will continue to trade on Nasdaq pending the Panel’s decision.  There can be no assurance that the Panel will approve the Company’s request for continued listing.

Item 9.01.	Financial Statement and Exhibits

          The following exhibits are filed with this report.

Exhibit No.		Description

99.1	–	Press Release dated December 14, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: December 14, 2006	/s/ Jack W. Callicutt

Jack W. Callicutt
Vice President – Finance and Administration and Chief Accounting Officer

Exhibit Index

Exhibit No.		Description

99.1	–	Press Release dated December 14, 2006.